Exhibit 10.9

June 23, 2015

Mr. Max Roberts

c/o Barnes & Noble College Booksellers, LLC

120 Mountain View Boulevard

Basking Ridge, NJ 07920

Dear Mr. Roberts:

This letter agreement (the “Agreement”) is intended to set forth our mutual understanding regarding your employment as Chief Executive Officer of Barnes & Noble Education, Inc. (“Education”) and Barnes & Noble College Booksellers, LLC (the “Company”), a wholly-owned subsidiary of Barnes & Noble Education, Inc. This Agreement is intended to replace the letter agreement with you dated as of June 24, 2014 (the “Prior Agreement”) effective as of the distribution by Barnes & Noble, Inc. to its stockholders of all shares of common stock of Barnes & Noble Education, Inc., and the indirect ownership of all membership interests in the Company (the “Distribution”). For the avoidance of doubt, the Prior Agreement shall remain effective through the effectiveness of the Distribution and shall be replaced by this Agreement upon the effectiveness of the Distribution; provided, however, Barnes & Noble, Inc. may at any time prior to the proposed Distribution provide notice to you in accordance with Section 6.5 of this Agreement that the proposed Distribution will not occur, in which case, this Agreement shall be null and void ab initio.

Accordingly, we are pleased to agree as follows:

1. Duties. You agree to be Chief Executive Officer of Barnes & Noble Education, Inc. for the term of this Agreement. In this capacity, you shall perform such duties and have such responsibilities as are typically associated with such position, including such duties and responsibilities as are prescribed by the Board of Directors of Education (the “Board”) consistent with such position. During your employment, you agree to devote your full business time and attention to the performance of your duties and responsibilities hereunder. You shall report to the Executive Chairman or Chairman of the Board. Education shall (a) nominate you for election to the Board or, if earlier, shall appoint you to fill a vacancy on the Board and (b) re-nominate you at the expiration of each term of office as a member of the Board during the term of this Agreement. Subject to Section 2(b), you shall serve as a member of the Board for each period for which you are so elected or appointed without any additional compensation.

2. Term. (a) The initial term of this Agreement shall be for a period beginning on the date hereof (the “Effective Date”) and ending on the third anniversary of the Effective Date or, if earlier, the termination of your employment in accordance with the provisions set forth below (the “Initial Term”). At the expiration (but not earlier termination) of the Initial Term, and any subsequent “Renewal Term” (as defined below), the term of this Agreement shall automatically renew for additional periods of one year (each, a “Renewal Term”), unless your employment has earlier terminated or either party hereto has given the other party written notice of non-renewal at least 90 days prior to the expiration date of the Initial Term or the Renewal Term, as applicable. In the event that either party has given written notice of non-renewal, and your employment with the Company continues after the expiration of the Initial Term or any Renewal Term, such post-expiration employment shall be “at-will” and either party may terminate such employment with or without notice and for any reason or no reason.

(b) Your employment hereunder shall terminate upon your death and may be terminated by the Company upon written notice to you following your Disability (as defined below). Your employment hereunder may also be terminated by the Company immediately for Cause (as defined below) or following two weeks written notice to you for any other reason. Your employment hereunder may also be terminated by you following written notice to the Company of your intention to resign with or without Good Reason (as defined below); provided that a resignation for Good Reason shall comply with Section 2(c)(iv). If as of the date of your employment for any reason, you are a member of the Board or the board of directors of any of Education’s affiliates, or hold any other position with Education or its affiliates, you shall automatically be deemed to have resigned from all such positions as of such date. You agree to execute such documents and take such other actions as Education may request to reflect such resignation.

(c) For purposes of this Agreement:

(i) “Cause” means (A) your engaging in intentional misconduct or gross negligence that, in either case, is injurious to Company; (B) your indictment, entry of a plea of nolo contendere or conviction by a court of competent jurisdiction with respect to any crime or violation of law involving fraud or dishonesty (with the exception of misconduct based in good faith on the advice of professional consultants, such as attorneys and accountants) or any felony (or equivalent crime in a non-U.S. jurisdiction); (C) any gross negligence, intentional acts or intentional omissions by you (as determined by a majority vote of the Board in its reasonable discretion and judgment) that constitute fraud, dishonesty, embezzlement or misappropriation in connection with the performance of your employment duties and responsibilities; (D) your engaging in any act of intentional misconduct or moral turpitude (as determined by a majority vote of the Board in its reasonable discretion and judgment) reasonably likely to adversely affect the Company or its business; (E) your abuse of or dependency on alcohol or drugs (illicit or otherwise) that adversely affects your job performance; (F) your willful failure or refusal to properly perform (as determined by a majority vote of the Board in its reasonable discretion and judgment) the duties, responsibilities or obligations of your employment for reasons other than Disability or authorized leave, or to properly perform or follow (as determined by a majority vote of the Board in its reasonable discretion and judgment) any lawful direction by the Company (with the exception of a willful failure or refusal to properly perform based in good faith on the advice of professional consultants, such as attorneys and accountants); or (G) your material breach of this Agreement or of any other contractual duty to, written policy of, or written agreement with the Company (with the exception of a material breach based in good faith on the advice of professional consultants, such as attorneys and accountants).

(ii) “Disability” shall mean a written determination by a majority of three physicians (one of which shall be your most recent primary care provider) mutually agreeable to the Company and you (or, in the event of your total physical or mental disability, your legal representative) that you are physically or mentally unable to perform your duties as Chief Executive Officer of Barnes & Noble Education, Inc. and Barnes & Noble College Booksellers, LLC under this Agreement and that such disability can reasonably be expected to continue for a period of six consecutive months or for shorter periods aggregating 180 days in any 12-month period.

(iii) “Good Reason” shall mean the occurrence of one or more of the following events without your written consent: (A) there shall have been a material diminution of your authority, duties or responsibilities; (B) there shall have been a greater than 10% reduction in your Annual Base Salary (as defined below) in effect as of the Effective Date pursuant to Section 3.1; (C) the principal executive offices of the Company shall be relocated to a location more than 50 miles from both New York City, NY and Basking Ridge, NJ; or (D) the Company fails to make material payments to you as required by this Agreement.

(iv) You shall only be deemed to terminate employment for Good Reason if (A) you provide the Company with written notice of Good Reason within a period not to exceed 90 days after the initial existence of the condition alleged to give rise to Good Reason, (B) the Company fails to remedy the condition within 30 days of such notice and (C) your termination is within six months following the initial existence of the condition alleged to give rise to Good Reason.

3. Compensation.

3.1 Annual Base Salary. During the Initial Term and any Renewal Term, the Company shall pay you, for all services you perform hereunder, an annual base salary of U.S. $900,000.00, or such higher amount as the Compensation Committee of the Board (the “Compensation Committee”) may determine, payable in accordance with the Company’s payroll schedule applicable to executive officers of the Company (“Annual Base Salary”).

3.2 Bonus Compensation. During the Initial Term and any Renewal Term, the Company shall pay you annual bonus compensation, as determined by the Compensation Committee, with an annual target amount of not less than 150% of your Annual Base Salary, which shall be paid by the Company in accordance with and subject to the terms and conditions of the incentive or compensation plan or arrangement specified by the Compensation Committee.

3.3 Employee Benefits. During the Initial Term and any Renewal Term, you shall be eligible to participate in and receive any benefits to which you are entitled under the employee benefit plans that the Company provides for its employees generally, as well as any employee benefit plans that Barnes & Noble Education, Inc. provides for its executive officers generally.

3.4 Expenses. During the Initial Term and any Renewal Term, the Company shall reimburse you for all reasonable expenses incurred by you in the performance of your duties and responsibilities under this Agreement, including entertainment and travel expenses, in accordance with the policies and procedures established by the Compensation Committee.

3.5 Equity Awards. During the Initial Term and any Renewal Term, you shall be eligible to receive equity awards of Barnes & Noble Education, Inc. under the terms of the Barnes & Noble Education, Inc. Equity Incentive Plan, as determined by the Compensation Committee.

3.6 Car Allowance. During the Initial Term and any Renewal Term, the Company shall pay you in cash a monthly car allowance of U.S. $1,500.00, or such higher amount as may be determined by the Compensation Committee.

3.7 Life and Disability Insurance. During the Initial Term and any Renewal Term, the Company shall obtain in your name (a) a life insurance policy providing for a death benefit of U.S. $1,000,000.00 payable to any beneficiary or beneficiaries named by you and (b) a disability insurance policy providing for monthly payments to you of at least U.S. $12,800.00 during the period of any disability until the earlier of your attaining age 65 or death; provided that the term “disability” in any such disability insurance policy shall be defined in a manner consistent with the definition in Section 2(c)(ii). During the Initial Term and the Renewal Term, the Company shall pay all premiums due on such policies.

3.8 Severance. In the event that, during the Initial Term or any Renewal Term, (a) your employment is terminated by the Company without Cause or (b) you voluntarily terminate your employment for Good Reason, the Company shall pay you an amount equal to two times the sum of (i) your then Annual Base Salary, (ii) the average of the annual bonuses actually paid to you with respect to the three completed years preceding the date of your termination of employment and (iii) the aggregate annual dollar amount of the payments made or to be made to you or on your behalf for purposes of providing you with the benefits set forth in Sections 3.3, 3.6 and 3.7 above, less all applicable withholding and other applicable taxes and deductions (“Severance Amount”); provided that (x) you execute and deliver to the Company, and do not revoke, a release of all claims against the Company substantially in the form attached hereto as Exhibit A (“Release”) and (y) you have not materially breached as of the date of such termination any provisions of this Agreement and do not materially breach such provisions at any time during the Relevant Period (as defined below). The Company’s obligation to make such payment shall be cancelled upon the occurrence of any such material breach and, in the event such payment has already been made, you shall repay to the Company such payment within 30 days after demand therefor; provided, however, such repayment shall not be required if the Company shall have materially breached this Agreement prior to the time of your breach. The Severance Amount shall be paid in cash in a single lump sum on the later of (1) the first day of the month following the month in which such termination occurs and (2) the date the Revocation Period (as defined in the Release) has expired. Notwithstanding anything in this paragraph to the contrary, if a Release is not executed and delivered to the Company within 60 days of such termination of employment (or if such Release is revoked in accordance with its terms), the Severance Amount shall not be paid. Upon the expiration of this Agreement due to non-renewal, or upon the termination of your employment hereunder for Cause or by your death or Disability, or by your voluntary termination of your employment hereunder without Good Reason, you shall be entitled only to the payment of such installments of your Annual Base Salary that have been earned through the date of such expiration and/or termination.

3.9 Change of Control Payments. (a) If at any time during the Initial Term and any Renewal Term (i) there is a Change of Control (as defined below) and (ii) your employment is terminated by the Company without Cause or you voluntarily terminate your employment for Good Reason, in either case, within the greater of two years following the Change of Control or the remainder of the Initial Term or any Renewal Term, as applicable, then the Company shall pay you an amount equal to three times the sum of (a) your then Annual Base Salary, (b) the average of the annual bonuses actually paid to you with respect to the three completed years preceding the date of your termination of employment and (c) the aggregate annual dollar amount of the payments made or to be made by the Company for purposes of providing you with the benefits set forth in Sections 3.3, 3.6 and 3.7 above, less all applicable withholding and other applicable taxes and deductions (“Change of Control Amount”). The Change of Control Amount shall be paid to you in cash in a single lump sum within 30 days after the date your employment terminates. In the event that it is determined that the aggregate amount of the payments and benefits that could be considered “parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (collectively, with the regulations and other guidance promulgated thereunder, the “Code”; and such payments and benefits, the “Parachute Payments”) that, but for this Section 3.9 would be payable to you under this Agreement or any other plan, policy or arrangement of the Company or Barnes & Noble Education, Inc., exceeds the greatest amount of Parachute Payments that could be paid to you without giving rise to any liability for any excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then the aggregate amount of Parachute Payments payable to you shall not exceed the amount that produces the greatest after-tax benefit to you after taking into account any Excise Tax to be payable by you. Any reduction in Parachute Payments pursuant to the immediately preceding sentence shall be made in the following order: (1) cash payments that do not constitute deferred compensation within the meaning of Section 409A of the Code, (2) welfare or in-kind benefits, (3) equity compensation awards and (4) cash payments that do constitute deferred compensation, in each case, such reductions shall be made in the manner that maximizes the present value to you of all such payments. Subject to the Section 280G limitation referred to above, to the extent that you are not fully vested in any retirement benefits from any pension, profit-sharing or other retirement plan or program maintained by the Company or Barnes & Noble Education, Inc. and your employment terminates in the circumstances contemplated by this Section 3.9(a), the Company shall pay directly to you within 30 days after the date on which your employment terminates the difference between the amounts that would have been paid to you had you been fully vested on the date that your employment terminates and the amounts actually paid or payable to you pursuant to such plans or programs. The amounts payable to you under this Section 3.9(a) shall be in lieu of any amounts payable to you under Section 3.8 above.

(b) As used herein, “Change of Control” shall mean the occurrence of one or more of the following events:

(i) after the Effective Date hereof, any person, entity or “group” as identified in Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the “1934 Act”), other than you or any of your affiliates becomes a beneficial owner (as such term is defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of Barnes & Noble Education, Inc. representing 40% or more of the total number of votes that may be cast for the election of directors of Barnes & Noble Education, Inc.; or

(ii) within two years after a merger, consolidation, liquidation or sale of assets involving Barnes & Noble Education, Inc., or a contested election of a Barnes & Noble Education, Inc. director, or any combination of the foregoing, the individuals who were directors of Barnes & Noble Education, Inc. immediately prior thereto shall cease to constitute a majority of the board of Barnes & Noble Education, Inc.; or

(iii) within two years after a tender offer or exchange offer for voting securities of Barnes & Noble Education, Inc., the individuals who were directors of Barnes & Noble Education, Inc. immediately prior thereto shall cease to constitute a majority of the board of Barnes & Noble Education, Inc.

4. Non-Competition and Confidential Information.

4.1 Non-Competition. You agree that during the Initial Term and any Renewal Term and for a period of two years (the “Relevant Period”) after the termination for any reason of your employment, you shall not, directly or indirectly, (a) employ or retain, or induce or cause any other person or entity to employ or retain, any person who is, or who at any time in the twelve-month period prior to such time had been, employed or retained by the Company or any of its subsidiaries or affiliates; or (b) provide services, whether as principal or as agent, officer, director, employee, consultant, shareholder, or otherwise, alone or in association with any other person, corporation or other entity, to any Competing Business (as defined below); provided, however, that you may provide services to a Competing Business (other than Amazon.com, Inc. and its subsidiaries and affiliates and their respective successors (collectively, “Amazon”)) that is engaged in one or more businesses other than the Business Area (as defined below) but only to the extent that you do not provide services, directly or indirectly, to the segment of such Competing Business that is engaged in the Business Area. For purposes of this Agreement, the term “Competing Business” shall mean (i) Amazon or (ii) any person, corporation or other entity engaged in the Business Area. For purposes of this Agreement, the term “Business Area” shall mean the sale, distribution or attempted sale or distribution of books, textbooks, periodicals, newspapers, digital or audio versions of any of the foregoing or e-reading devices and related software. Notwithstanding the foregoing, the restrictions of this Section 4.1 shall not apply to the placement of general advertisements or the use of general search firm services with respect to a particular geographic area, but which are not targeted, directly or indirectly, towards employees of the Company or any of its subsidiaries.

4.2 Ownership of Other Securities. Nothing in Section 4.1 shall be construed as denying you the right to own securities of any corporation listed on a national securities exchange or quoted in the NASDAQ System in an amount up to 5% of the outstanding number of such securities.

4.3 Confidential Information. (a) You shall use best efforts and diligence both during and after any employment with the Company, regardless of how, when or why such employment ends, to protect the confidential, trade secret and/or proprietary character of all Confidential Information and Trade Secret Information (as defined below). You shall not, directly or indirectly, use (for your benefit or for the benefit of any other person) or disclose any Confidential Information or Trade Secret Information, for so long as it shall remain proprietary or protectable, except as may be necessary for the performance of your duties for the Company. For purposes of this Agreement, “Confidential Information” shall mean all confidential information of the Company, regardless of the form or medium in which it is or was created, stored, reflected or preserved, information that is either developed by you (alone or with others) or to which you shall have had access during any employment with the Company. Confidential Information includes, but is not limited to, Trade Secret Information, and also includes information that is learned or acquired by the Company from others with whom the Company has a business relationship in which, and as a result of which, such information is revealed to the Company. For purposes of this Agreement, “Trade Secret Information” shall mean all information, regardless of the form or medium in which it is or was created, stored, reflected or preserved, that is not commonly known by or generally available to the public and that: (i) derives or creates economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. The Company’s Trade Secret Information may include, but is not limited to, all confidential information relating to or reflecting the Company’s research and development plans and activities; compilations of data; product plans; sales, marketing and business plans and strategies; pricing, price lists, pricing methodologies and profit margins; current and planned incentive, recognition and rewards programs and services; personnel; inventions, concepts, ideas, designs and formulae; current, past and prospective customer lists; current, past and anticipated customer needs, preferences and requirements; market studies; computer software and programs (including object code and source code); and computer and database technologies, systems, structures and architectures. You understand that Confidential Information and/or Trade Secret Information may or may not be labeled as such, and you shall treat all information that appears to be Confidential Information and/or Trade Secret Information as confidential unless otherwise informed or authorized by the Company. Nothing in this Agreement shall be construed to mean that Company owns any intellectual property or ideas that were conceived by you before you commenced employment with Company and which you have previously disclosed to the Company. Subject to Section 4.3(b), nothing in this Section 4.3(a) shall prevent you from complying with a valid legal requirement (whether by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any Confidential Information or Trade Secret Information.

(b) You agree that both during and after any employment with the Company, regardless of how, when or why such employment ends, if you are legally required (whether by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any Confidential Information or Trade Secret Information, you shall promptly notify the Company of such request or requirement so that the Company may seek to avoid or minimize the required disclosure and/or to obtain an appropriate protective order or other appropriate relief to ensure that any information so disclosed is maintained in confidence to the maximum extent possible by the agency or other person receiving the disclosure, or, in the discretion of the Company to waive compliance with the provisions of this Section 4.3. Thereafter, you shall use reasonable efforts, in cooperation with the Company or otherwise, to avoid or minimize the required disclosure and/or to obtain such protective order or other relief. If, in the absence of a protective order or the receipt of a waiver hereunder, you are compelled to disclose the Confidential Information or Trade Secret Information or else stand liable for contempt or suffer other sanction, censure or penalty, you shall disclose only so much of the Confidential Information or Trade Secret Information to the party compelling disclosure as you believe in good faith on the basis of advice of counsel is required by law, and you shall give the Company prior notice of the Confidential Information or Trade Secret Information you believe you are required to disclose. The Company shall reimburse any reasonable legal fees and related expenses you incur in order to comply with this Section 4.3(b).

4.4 Inventions. You shall promptly disclose and provide to the Company, any original works of authorship, designs, formulas, processes, improvements, compositions of matter, computer software programs, data, information or databases, methods, procedures or other inventions, developments or improvements of any kind that you conceive, originate, develop, improve, modify and/or create, solely or jointly with others, during the period of your employment, or as a result of such employment (collectively, “Inventions”), and whether or not any such Inventions also may be included within “Confidential Information” or “Trade Secret Information” (as defined under this Agreement), or are patentable, copyrightable or protectable as trade secrets. You acknowledge and agree that the Company is and shall be the exclusive owner of all rights, title and interest in and to the Inventions and, specifically, that any copyrightable works prepared by you within the scope of your employment are “works for hire” under the Copyright Act, that such “works for hire” are Inventions and that the Company shall be considered the author and owner of such copyrightable works. In the event that any Invention is deemed not to be a “work for hire”, or in the event that you should, by operation of law, be deemed to be entitled to retain any rights, title or interest in and to any Invention, you hereby irrevocably waive all rights, title and interest and assign to the Company, without any further consideration and regardless of any use by the Company of any such Inventions, all rights, title and interest, if any, in and to such Invention. You agree that the Company, as the owner of all Inventions, has the full and complete right to prepare and create derivative works based upon the Inventions and to use, reproduce, publish, print, copy, market, advertise, distribute, transfer, sell, publicly perform and publicly display and otherwise exploit by all means now known or later developed, such Inventions and derivative works anywhere throughout the world and at any time during or after your employment hereunder or otherwise.

4.5 Return of Information. You shall promptly deliver to the Company, upon the termination for any reason of your employment, or at any other time at the Company’s request, without retaining any copies, all documents, information and other material in your possession or control containing, reflecting and/or relating, directly or indirectly, to any Confidential Information and/or Trade Secret Information.

4.6 Cooperation. You agree that both during and after any employment with the Company, regardless of how, when or why such employment ends, you shall provide reasonable cooperation to the Company and its affiliates in connection with any pending or future lawsuit, arbitration, or proceeding between the Company and/or any affiliate and any third party, any pending or future regulatory or governmental inquiry or investigation concerning the Company and/or any affiliate and any other legal, internal or business matters of or concerning the Company and/or any affiliate. Such cooperation shall include meeting with and providing information the Company, any affiliate and/or their respective attorneys, auditors or other representatives as reasonably requested by the Company. The Company shall reimburse any reasonable legal fees and related expenses you incur in order to comply with this Section 4.6.

4.7 Non-Disparagement. During and after any employment with the Company, regardless of how, when or why such employment ends, (a) you shall not make, either directly or by or through another person, any oral or written negative, disparaging or adverse statements or representations of or concerning the Company or its subsidiaries or affiliates, any of their clients or businesses or any of their current or former officers, directors, employees or shareholders and (b) Company Parties (as defined below) shall not make any oral or written negative, disparaging or adverse statements or representations of or concerning you; provided, however, that nothing herein shall prohibit (i) critical communications between you and the Company or Company Parties during the Initial Term and any Renewal Term and in connection with your employment or (ii) you or any Company Party from disclosing truthful information if legally required (whether by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process). For purposes of this Agreement, the term “Company Parties” shall mean the executive officers and designated spokespersons of the Company.

4.8 Severability. If any of the restrictions in this Section 4 should for any reason whatsoever be declared invalid, the validity or enforceability of the remainder of this Agreement shall not be adversely affected thereby.

4.9 Equitable Relief. (a) You acknowledge that your services to the Company are of a unique character that gives them a special value to the Company. You further recognize that any violation of the restrictions in this Section 4 may give rise to losses or damages for which the Company cannot be reasonably or adequately compensated in an action at law and that such violation may result in irreparable and continuing harm to the Company. Accordingly, you agree that, in addition to any other remedy that the Company may have at law or in equity, the Company shall be entitled to injunctive relief to restrain any violation by you of the restrictions in this Section 4.

(b) In addition, the Company recognizes that any violation of the restrictions in Section 4.7(b) may give rise to losses or damages for which you cannot be reasonably or adequately compensated in an action at law and that such violation may result in irreparable and continuing harm to you. Accordingly, the Company agrees that, in addition to any other remedy that you may have at law or in equity, you shall be entitled to injunctive relief to restrain any violation by the Company of the restrictions in Section 4.7(b).

4.10 Reasonableness. You acknowledge that the limitations and obligations contained in this Section 4 are, individually and in the aggregate, reasonable and properly required by the Company and that in the event that any such limitations are found to be unreasonable and unenforceable, you shall submit to such limitations and/or obligations in such form as the arbitrator shall determine. You agree that you shall not challenge or contest the reasonableness, validity or enforceability of any such limitations and obligations.

4.11 Governmental Agencies. Notwithstanding any provision of this Agreement to the contrary, this Agreement is not intended to, and shall not, limit or restrict you from: (a) filing and, as provided for under Section 21F of the Securities Exchange Act of 1934, maintaining the confidentiality of a claim with a government agency that is responsible for enforcing a law; (b) providing Confidential Information (as defined in Section 4.3(a)) to the extent required by law or legal process or permitted by Section 21F of the Securities Exchange Act of 1934; or (iii) cooperating, participating or assisting in any government or regulatory entity investigation or proceeding.

5. Indemnification. You shall be indemnified by the Company, as an officer of the Company and its affiliates, against all actions, suits, claims, legal proceedings and the like to the fullest extent permitted by law, including advancement of expenses, partial indemnification, indemnification following the termination of this Agreement, indemnification of your estate and similar matters. For purposes of this Agreement, such indemnification shall extend to, to the fullest extent permitted by law, legal fees, costs, expenses, judgments, settlements, claim resolution payments, arbitration fees, arbitrator fees, mediation fees, negotiation fees and hold harmless obligations.

6. Miscellaneous.

6.1 Entire Agreement. This Agreement constitutes the entire agreement between you and the Company with respect to the terms and conditions of your employment by the Company and supersedes all prior agreements, understandings and arrangements, oral or written, between you and the Company with respect to the subject matter hereof, including the Prior Agreement.

6.2 Binding Effect; Benefits. This Agreement shall inure to the benefit of and shall be binding upon you and the Company and our respective heirs, legal representatives, successors and assigns.

6.3 Amendments and Waivers. This Agreement may not be amended or modified except by an instrument or instruments in writing signed by both parties to this Agreement. Electronic communications, even if receipt is acknowledged, shall not constitute an amendment or modification of this Agreement.

6.4 Assignment. Neither this Agreement nor any rights or obligations that either party may have by reason of this Agreement shall be assignable by either party without the prior written consent of the other party.

6.5 Notices. Any notice that may or must be given under this Agreement shall be in writing and shall be personally delivered or sent by certified or registered mail, postage prepaid, or reputable overnight courier, addressed to you at the address set forth on the first page hereof, or to the Company at 120 Mountain View Boulevard, Basking Ridge, NJ 07920 to the attention of the Vice President for Human Resources for the Company (with a copy to the General Counsel for the Company), or to such other address as you or the Company, as the case may be, may designate in writing in accordance with the provisions of this section.

6.6 Section and Other Headings; Other. The section and other headings contained in this Agreement are for reference purposes only and are not deemed to be a part of this Agreement or to affect the meaning and interpretation of this Agreement. For purposes of this Agreement, the term “including” shall mean “including, without limitation.”

6.7 Governing Law. This Agreement shall be construed (both as to validity and performance) and enforced in accordance with and governed by the laws of the State of New Jersey applicable to agreements made and to be performed wholly within the State of New Jersey, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New Jersey or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New Jersey. Except as provided in Section 6.9, exclusive jurisdiction for all disputes or claims arising under or in connection with this Agreement, and any and all claims by or against you relating to your employment with the Company, shall lie in any Federal or state court located within Somerset County of New Jersey.

6.8 Survival of Rights and Obligations. All rights and obligations arising hereunder shall continue to have full force and effect after the termination of this Agreement unless otherwise provided herein to the extent necessary to preserve the intended benefits of such provisions. If any section of this Agreement is determined to be void, voidable or unenforceable, it shall have no effect on the remainder of this Agreement, which shall remain in full force and effect, and the provisions so held invalid or unenforceable shall be deemed modified as to give such provisions the maximum effect permitted by applicable law.

6.9 Arbitration. The parties agree that all disputes arising under or in connection with this Agreement, and any and all claims by you relating to your employment with the Company, including any claims of discrimination or other employment-related claims arising under Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act, the Americans with Disabilities Act or any other employment-related Federal, state or local law, shall be submitted to arbitration before the American Arbitration Association (“AAA”) under its rules then prevailing for the type of claim in issue before one arbitrator and to be held at the AAA’s office located in Somerset County of New Jersey. In any arbitration hereunder, the arbitrator shall have the power to issue appropriate injunctive or other non-monetary relief, and award appropriate compensatory damages. The parties agree that no damages other than compensatory damages shall be sought or claimed by either party and each party waives any claim, right or entitlement to punitive, exemplary or consequential damages, or any other damages, and each relevant arbitrator is specifically divested of any power to award any damages in the nature of punitive, exemplary or consequential damages, or any other damages of any kind or nature in excess of compensatory damages. Nothing in this arbitration provision shall preclude, and the parties expressly acknowledge that either party may seek, temporary injunctive relief from any Federal or state court located within Somerset County of New Jersey in connection with or as supplement to an arbitration hereunder, including regarding any claim under Section 4 of this Agreement. For purposes of any such action or proceeding, the parties each hereby specifically submit to the personal jurisdiction of any Federal or state court located within Somerset County of New Jersey and further agree that service of process may be made within or without the State of New Jersey by giving notice in the manner provided in Section 6.5 of this Agreement.

6.10 Section 409A of the Code. It is intended that the provisions of this Agreement comply with Section 409A of the Code, and all provisions of this Agreement shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code. If, at the time of your separation from service (within the meaning of Section 409A of the Code), (a) you shall be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (b) the Company shall make a good faith determination that an amount payable under this Agreement or any other plan, policy, arrangement or agreement of or with the Company or Barnes & Noble Education, Inc. (this Agreement and such other plans, policies, arrangements and agreements, the “Company Plans”) constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company shall not pay any such amount on the otherwise scheduled payment date but shall instead accumulate such amount and pay it, without interest, on the first day of the seventh month following such separation from service. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to or for your benefit under any Company Plan may not be reduced by, or offset against, any amount owing by you to the Company. Except as specifically permitted by Section 409A of the Code, the benefits and reimbursements provided to you under this Agreement and any Company Plan during any calendar year shall not affect the benefits and reimbursements to be provided to you under the relevant section of this Agreement or Company Plan in any other calendar year, and the right to such benefits and reimbursements cannot be liquidated or exchanged for any other benefit and shall be provided in accordance with Treas. Reg. Section 1.409A-3(i)(1)(iv) or any successor thereto. Further, in the case of reimbursement payments, such payments shall be made to you on or before the last day of the calendar year following the calendar year in which the underlying fee, cost or expense is incurred. Notwithstanding the preceding, the Company makes no representations concerning the tax consequences of your participation in this Agreement under Section 409A of the Code or any other Federal, state or local tax law. Your tax consequences shall depend, in part, upon the application of relevant tax law, including Section 409A of the Code, to the relevant facts and circumstances. You should consult a competent and independent tax advisor regarding the tax consequences of this Agreement.

6.11 Representations and Warranties. You hereby represent and warrant to the Company that (a) your execution, delivery and performance of this Agreement do not and shall not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which you are a party or by which you are bound; (b) you are not a party to or bound by any employment agreement, noncompete agreement or confidentiality agreement with any other person or entity that has not been disclosed to the Company prior to the execution of this Agreement; (c) in the performance of any duties and responsibilities on behalf of the Company, you shall not divulge or use in any way any trade secrets or confidential or proprietary information that are within your possession or knowledge (if any), are owned by any other person or entity and regardless of whether or not such trade secrets or confidential or proprietary information are subject to any written agreement; and (d) upon the execution and delivery of this Agreement, it shall be a valid and binding obligation, enforceable in accordance with its terms. You hereby acknowledge and represent that you fully understand the terms and conditions contained herein.

6.12 Counterparts. This Agreement may be executed in one or more identical counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

If the foregoing accurately reflects our agreement, kindly sign and return to us the enclosed duplicate copy of this Agreement.

Very truly yours,

BARNES & NOBLE EDUCATION, INC.

By:	/s/ Michael P. Huseby
Name:	Michael P. Huseby

Date:	June 25, 2015

Accepted and Agreed to:

MAX ROBERTS

By:	/s/ Max Roberts

Date:	6/25/15

[Signature Page to Employment Agreement]

EXHIBIT A

GENERAL RELEASE AND WAIVER

1. [Name] (“Employee”) hereby acknowledges and agrees that Employee’s employment with Barnes & Noble College Booksellers, LLC and Barnes & Noble Education, Inc. (together, the “Company”) terminated on             , 20     (the “Termination Date”).

2. Employee acknowledges and agrees that Employee’s executing this General Release and Waiver (“Release”) is a condition precedent to the Company’s obligation to pay (and the Employee’s right to retain) the payments and benefits set forth in Section 3.8 of the employment letter agreement, dated as of June [•], 2015, between Employee and the Company (such agreement referred to herein as the “Employment Agreement” and such payments and benefits collectively referred to herein as the “Separation Benefit”), that the Separation Benefit is adequate consideration for this Release, and that any monetary or other benefits that, prior to the execution of this Release, Employee may have earned or accrued, or to which Employee may have been entitled, have been paid or such payments or benefits have been released, waived or settled by Releasor (as defined below) except as expressly provided in this Release.

3. (a) THIS SECTION PROVIDES A COMPLETE RELEASE AND WAIVER OF ALL EXISTING AND POTENTIAL CLAIMS EMPLOYEE MAY HAVE AGAINST EVERY PERSON AND ENTITY INCLUDED WITHIN THE DESCRIPTION BELOW OF “RELEASEE.” BEFORE EMPLOYEE SIGNS THIS RELEASE, EMPLOYEE MUST READ THIS SECTION CAREFULLY, AND MAKE SURE THAT EMPLOYEE UNDERSTANDS IT FULLY.

(b) In consideration of Employee’s receipt and acceptance of the Separation Benefit from the Company, and on behalf of the Company and each Releasee (as defined below), Employee, on Employee’s behalf and on behalf of Employee’s heirs, executors, administrators, successors and assigns (collectively, “Releasor”), hereby irrevocably, unconditionally and generally releases the Company, its current and former officers, directors, shareholders, trustees, parents, members, managers, affiliates, subsidiaries, branches, divisions, benefit plans, agents, attorneys, advisors, counselors and employees, and the current and former officers, directors, shareholders, agents, attorneys, advisors, counselors and employees of any such parent, affiliate, subsidiary, branch or division of the Company and the heirs, executors, administrators, receivers, successors and assigns of all of the foregoing (each, a “Releasee”), from or in connection with, and hereby waives and/or settles, except as provided in Section 3(c), any and all actions, causes of action, suits, debts, dues, sums of money, accounts, controversies, agreements, promises, damages, judgments, executions, or any liability, claims or demands, known or unknown and of any nature whatsoever, whether or not related to employment, and which Releasor ever had, now has or hereafter can, shall or may have as of the date of this Release, including, without limitation, (i) any rights and/or claims arising under any contract, express or implied, written or oral, including, without limitation, the Employment Agreement; (ii) any rights and/or claims arising under any applicable foreign, Federal, state, local or other statutes, orders, laws, ordinances, regulations or the like, or case law, that relate to employment or employment practices, including, without limitation, family and medical, and/or, specifically, that prohibit discrimination based upon age, race, religion, sex, color, creed, national origin, sexual orientation, marital status, disability, medical condition, pregnancy, veteran status or any other unlawful bases, including, without limitation, the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, as amended, the Civil Rights Acts of 1866 and 1871, as amended, the Age Discrimination in Employment Act of 1967, as amended, the Americans with Disabilities Act of 1990, as amended, the Family Medical Leave Act of 1993, as amended, the Employee Retirement Income Security Act of 1974, as amended, the Vietnam Era Veterans’ Readjustment Assistance Act of 1974, as amended, the Worker Adjustment and Retraining Notification Act of 1988, as amended, and any similar applicable statutes, orders, laws, ordinances, regulations or the like, or case law, of the State of New Jersey and any State in which any Releasee is subject to jurisdiction, or any political subdivision thereof, including, without limitation, the New York State Human Rights Law, the New York State Labor Law, the New York City Human Rights Law, the New Jersey Law Against Discrimination and the New Jersey Wage and Hour Law, and all applicable rules and regulations promulgated pursuant to or concerning any of the foregoing statutes, orders, laws, ordinances, regulations or the like; (iii) any waivable rights and/or claims relating to wages and hours, including under state or local labor or wage payment laws; (iv) any rights and/or claims to benefits that Employee may have or become entitled to receive under any severance, termination, change of control, bonus or similar policy, plan, program, agreement or similar or related arrangements, including, without limitation, any offer letter, letter agreement or employment

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agreement between Employee and the Company; (v) any rights and/or claims that Employee may have to receive any equity in the Company (whether restricted or unrestricted) in the future; and (vi) and any rights and/or claims for attorneys’ fees. Employee agrees not to challenge or contest the reasonableness, validity or enforceability of this Release.

(c) Notwithstanding the foregoing, Employee does not release any Releasee from any of the following rights and/or claims: (i) any rights and/or claims Employee may have that arise after the date Employee signs this Release; (ii) any rights and/or claims that by law cannot be waived by private agreement; (iii) Employee’s right to file a charge with or participate in any investigation or proceeding conducted by the U.S. Equal Employment Opportunity Commission (“EEOC”) or similar government agency; provided that even though Employee can file a charge or participate in an investigation or proceeding conducted by the EEOC or similar government agency, by executing this Release, Employee is waiving his ability to obtain relief of any kind from any Releasee to the extent permitted by law; (iv) Employee’s non-forfeitable rights to accrued benefits (within the meaning of Sections 203 and 204 of ERISA); (v) any rights and/or claims to insurance coverage under any directors’ and officers’ personal liability insurance or fiduciary insurance policy; and (vi) any rights and/or claims to enforce the Employment Agreement in accordance with its terms.

4. Nothing in or about this Release prohibits Employee from: (i) filing and, as provided for under Section 21F of the Securities Exchange Act of 1934, maintaining the confidentiality of a claim with a government agency that is responsible for enforcing a law; (ii) providing Confidential Information (as defined in Section 4.3(a) of the Employment Agreement) to the extent required by law or legal process or permitted by Section 21F of the Securities Exchange Act of 1934; or (iii) cooperating, participating or assisting in any government or regulatory entity investigation or proceeding.

5. Employee represents and warrants that Employee has not filed or commenced any complaints, claims, actions or proceedings of any kind against any Releasee with any Federal, state or local court or any administrative, regulatory or arbitration agency or body. Employee hereby waives any right to, and agrees not to, seek reinstatement or employment of any kind with any Releasee and, without waiver by any Releasee of the foregoing, the existence of this Release shall be a valid, nondiscriminatory basis for rejecting any such application or, in the event Employee obtains such employment, for terminating such employment. This Release and the Separation Benefit are not intended to be, shall not be construed as and are not, an admission or concession by any Releasee of any wrongdoing or illegal or actionable acts or omissions.

6. (a) Employee hereby represents and agrees that Employee shall keep confidential and not disclose orally or in writing, to any person, except as may be required by law, any and all information concerning the existence or terms of this Release and the amount of any payments made hereunder. Employee further agrees that, except as shall be required by law, Employee shall keep confidential and not disclose orally or in writing, directly or indirectly, to any person (except Employee’s immediate family, attorneys and accountant), any and all information concerning any facts, claims or assertions relating or referring to any experiences of Employee or treatment Employee received by or on behalf of any Releasee through the date of this Release.

(b) If Employee is requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any information covered by Section 6(a), Employee shall promptly notify the Company of such request or requirement so that the Company may seek to avoid or minimize the required disclosure and/or to obtain an appropriate protective order or other appropriate relief to ensure that any information so disclosed is maintained in confidence to the maximum extent possible by the agency or other person receiving the disclosure, or, in the discretion of the Company, to waive compliance with the provisions of this Release. Employee shall use reasonable efforts, in cooperation with the Company or otherwise, to avoid or minimize the required disclosure and/or to obtain such protective order or other relief. If, in the absence of a protective order or the receipt of a waiver hereunder, Employee is compelled to disclose such information or else stand liable for contempt or suffer other sanction, censure or penalty, Employee shall disclose only so much of such information to the party compelling disclosure as he believes in good faith on the basis of advice of counsel is required by law, and Employee shall give the Company prior notice of such information he believes he is required to disclose.

7. (a) Employee shall not make, either directly or by or through another person, any oral or written negative, disparaging or adverse statements or representations of or concerning any Releasee.

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(b) Without limitation to the survival of any other terms of the Employment Agreement subsequent to the end of Employee’s employment, the expiration or termination of the Employment Agreement, and/or the execution and effectiveness of this Release, Employee and the Company expressly acknowledge that the terms of Sections 4 and 5 of the Employment Agreement survive and shall be in full force and effect as provided in the Employment Agreement.

8. The covenants, representations and acknowledgments made by Employee in this Release shall continue to have full force and effect after the execution and effectiveness of this Release and the delivery of the Separation Benefit, and this Release shall inure to the benefit of each Releasee, and the successors and assigns of each of them, to the extent necessary to preserve the intended benefits of such provisions. If any section of this Release is determined to be void, voidable or unenforceable, it shall have no effect on the remainder of this Release, which shall remain in full force and effect, and the provisions so held invalid or unenforceable shall be deemed modified as to give such provisions the maximum effect permitted by applicable law. Without limitation to Section 3.8 of the Employment Agreement, the Company shall be excused and released from any obligation to make payment of the Separation Benefit, and Employee shall be obligated to return to the Company the Separation Benefit, in the event that Employee is found to have (a) made a material misstatement in any term, condition, covenant, representation or acknowledgment in this Release, or (b) Employee is found to have committed or commits a material breach of any term, condition or covenant in this Release.

9. This Release and the Employment Agreement constitute the sole and complete agreement between the parties with respect to the matters set forth therein and supersedes all prior agreements, understandings and arrangements, oral or written, between Employee and the Company with respect to the subject matter thereof. This Release may not be amended or modified except by an instrument or instruments in writing signed by the party against whom enforcement of any such modification or amendment is sought. Either party may, by an instrument in writing, waive compliance by the other party with any term or provision of this Release to be performed or complied with by such other party.

10. With respect to any claims or disputes under or in connection with this Release or any claims released under Section 3 of this Release, Employee and the Company hereby acknowledge and agree that Sections 6.7 and 6.9 of the Employment Agreement shall govern. Employee acknowledges that a breach or threatened breach of the provisions of this Release may give rise to losses or damages for which the Company cannot be reasonably or adequately compensated in an action at law, and that such violation may result in irreparable and continuing harm to the Company. Accordingly, Employee agrees that, in addition to any other remedy that the Company may have at law or in equity, the Company shall be entitled to seek equitable relief, including, without limitation, injunction and specific performance and Employee hereby waives any requirements for security or posting of any bond in connection with such relief. No specification in this Release of any particular remedy shall be construed as a waiver or prohibition of any other remedies (including claims for damages) in the event of a breach or threatened breach of this Release.

11. Employee agrees and acknowledges that (a) Employee has had an adequate opportunity to review this Release and all of its terms, (b) Employee understands all of the terms of this Release, which are fair, reasonable and are not the result of any fraud, duress, coercion, pressure or undue influence exercised by or on behalf of any Releasee and (c) Employee has agreed to and/or entered into this Release and all of the terms hereof, knowingly, freely and voluntarily.

12. By executing this Release, Releasor acknowledges that (a) Employee has been advised by the Company to consult with an attorney before executing this Release; (b) Employee was provided adequate time (i.e., at least 21 days) to review this Release and to consider whether to sign this Release and (c) Employee has been advised that Employee has 7 days following execution to revoke this Release (“Revocation Period”). Notwithstanding anything to the contrary contained herein or in the Employment Agreement, this Release shall not be effective or enforceable, and the Separation Benefit is not payable and shall not be delivered or paid by the Company, until the Revocation Period has expired and provided that Employee has not revoked this Release. Employee agrees that any revocation shall be made in writing and delivered to             , [Vice President, Human Resources, Barnes & Noble Education, Inc.], 120 Mountain View Boulevard, Basking Ridge, NJ 07920. Employee acknowledges that revocation of this Release shall result in the Company’s not having an obligation to pay the Separation Benefit.

Signature:		Date:
[Name]

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